Exhibit 10.3

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) dated as of [INSERT DATE OF GRANT], is between First Advantage Corporation, a Delaware corporation (“Company”) having an address at One Progress Plaza, Suite 2400, St. Petersburg, Florida 33701, and              (“Employee”) having an address set forth on the signature page hereof, relating to the award of shares of Company’s Class A common stock (“Stock”) to Employee pursuant to the Restricted Stock provisions (Article 8) of Company’s 2003 Incentive Compensation Plan (as such may be amended from time to time, the “Plan”). Capitalized terms used in this Agreement without definition shall have the meaning ascribed to such terms in the Plan.

1. ISSUANCE OF RESTRICTED SHARES. Company hereby awards to Employee              shares of Stock (the “Restricted Shares”).

2. LAPSE OF RESTRICTIONS. Restricted Shares shall cease to be subject to the restrictions described herein (“Period of Restriction”), (shares no longer subject to such restrictions being referred to herein as “Unrestricted Shares”) as of the date set forth below according to the percentage set forth opposite such date:

Date	Cumulative Percentage Unrestricted
One Year Anniversary from Date of Grant	33.4%
Two Year Anniversary from Date of Grant	66.7%
Three Year Anniversary from Date of Grant	100%

In the event that Employee ceases to be an Employee for any or no reason ( excluding death) before all of the shares of Stock granted hereunder cease to be Restricted Shares, Employee shall, upon the date of such termination (as reasonably fixed and determined by the Company, the “Termination Date”) forfeit that number of shares of Stock which constitute the Restricted Shares. Upon such forfeiture, the Company shall become the legal and beneficial owner of the Restricted Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Restricted Shares being forfeited by Employee. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company as long as the Employee remains an employee of either the Company, or subsidiary corporation (as defined in Section 424 of the Code). Any question as to whether and when there has been a termination of such employment shall be determined by the Committee, and its determination shall be final. In addition, the Restrictions shall lapse upon a Change of Control of the Company (as defined in the Plan) or in the event of Employee’s death.

3. RESTRICTION ON TRANSFER. Restricted Shares (and any interest therein) may never be directly or indirectly transferred, pledged, hypothecated, or otherwise disposed of while they remain Restricted Shares. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon cessation of employment for any reason (excluding death) are referred to herein as “Forfeiture Restrictions”. The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

4. ESCROW. The Company may, in its discretion, reflect ownership of Restricted Shares (and Unrestricted Shares) through the issuance of stock certificates, or in book-entry form, without stock certificates, on its books and records. If the Company elects to issue certificates, such certificates for Restricted Shares shall be deposited in escrow, together with stock powers duly executed in blank by Employee, with the corporate secretary of Company to be held in accordance with the provisions hereof. Restricted Shares shall be: (i) released to Company upon forfeiture as described in Section 2 above; or (ii) released to Employee, upon Employee’s request, to the extent the shares of Stock are no longer Restricted Shares.

5. ADDITIONAL RESTRICTIONS ON TRANSFER OF STOCK. The certificates representing shares of Stock granted hereunder will bear a legend which states, and Employee agrees to, the following:

“ THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS SET FORTH IN A RESTRICTED STOCK AGREEMENT (THE “AGREEMENT”) BETWEEN FIRST ADVANTAGE CORPORATION, A DELAWARE CORPORATION, AND                     DATED AS OF [INSERT DATE OF GRANT], A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION. ANY TRANSFER OR PLEDGE IN CONFLICT WITH, OR IN DEROGATION OF THE AGREEMENT IS VOID AND OF NO LEGAL FORCE, EFFECT, OR VALIDITY WHATSOEVER.”

6. VOTING RIGHTS AND DIVIDENDS. Restricted Shares shall not be entitled to voting rights with respect to those Restricted Shares during the Period of Restriction. In addition, the Restricted Shares shall not be credited with any cash dividends paid with respect to such Stock while they are held.

7. SECTION 83(b) ELECTION. Employee acknowledges that he may, within the thirty (30) day period after the date hereof, in his sole discretion make an election with the Internal Revenue Service under Section 83(b) of the Code. If Employee makes such election, he will promptly file a copy with the Company.

8. EMPLOYEE’S INVESTMENT REPRESENTATIONS. Employee represents that he (a) is acquiring shares of Stock for his own account for investment, not on behalf or for the benefit of any other person, trust, estate, or business organization and has no intention of distributing such shares of Stock to others in violation of the Securities Act; (b) has no contract or arrangement with any person to sell or transfer to them Employee’s shares of Stock; (c) understands that the shares of Stock cannot be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws; (d) understands the Company may refuse to register the transfer of Restricted Shares on the stock transfer records of the Company if such transfer would constitute a violation of the Forfeiture Restrictions or, in opinion of counsel satisfactory to the Company, of any applicable securities laws; and (e) understands that the Company may give related instructions to the transfer agent to stop registration of the transfer of the Restricted Shares.

9. MISCELLANEOUS. This Agreement, together with the Plan, embodies the complete agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement is intended to bind, inure to the benefit of and be enforceable by Employee and Company and their respective successors and assigns. In addition to any other available remedies, the parties will be entitled to specifically enforce their respective rights hereunder and obtain injunctive relief to enforce or prevent violations of the provisions hereof.

10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

FIRST ADVANTAGE CORPORATION, A DELAWARE CORPORATION

By:
Name:
Title:

EMPLOYEE:
Name:
Address:

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